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                                      MANAGEMENT SERVICES AGREEMENT

         This Management Services Agreement ("Agreement") is entered into effective the 27th day of July, 2001 by and between Sterling International, Inc. ("Sterling") and Centrex, Inc. ("Company").

         WHEREAS, the Company desires to engage Sterling, an independent contractor, and Sterling desires to provide specified Operations Management services not in connection with fund raising activities and specifically excluding the functions and activities of, accounting, legal, human resources and finance to the Company on and subject to the terms and conditions set forth herein; and

     NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency are acknowledged, the parties agree as follows:

1. Engagement. The Company engages Sterling and Sterling accepts the engagement from the Company to perform all aspects of operations for the Company upon the terms and conditions of this Agreement.

2. Scope of Engagement. Sterling agrees to devote his good faith diligent efforts for the Company to perform any and all operations functions for the Company and such other duties and tasks as shall be assigned to Sterling from time to time by the Company. Sterling shall make monthly reports outlining activities in the following areas:

a.   Coordination of product development with the inventor and inventor's staff
b.   Market Research and the identification of potential markets.
c.   Manufacturing alliances.
d.   Distribution relationships and alliances.
e.   Pricing and Promotional activities
f.   Revenue and expense responsibility
g.   Customer service
h.   Product delivery
i.   Operations management and staffing
j.   Budgets and projections

3. Term of Engagement. This Agreement shall remain in effect for one year from the effective date, unless terminated for cause by prior written notice. This Agreement will continue for successive one-year terms with the exception of the Stock Options, which are vested on the occurrence of milestone events.

4.       Compensation. Sterling shall be paid the following compensation:

        (a)  Stock Options. Options to purchase 15% of the outstanding shares of the Company (1,342,500) shares of common stock of the Company at par value ($0.001) are hereby granted and
             vesting occurs upon the achievement of the milestone events as follows:
             Execution of this Agreement                        250,000 options
             Marketing Plan accepted by the Board of Directors  250,000 options
             Production of product for commercial use           250,000 options
             Product sales in excess of $1,000,000              250,000 options
             First Quarter of profitable operations             342,500 options

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        (b)  Expense Reimbursement. Sterling shall be reimbursed all out of pocket business expenses incurred in accordance herewith. The Company shall approve a budget for expenses that may be modified from time to time as conditions warrant. All expense reimbursements approved by the Company shall be supported by appropriate receipts. The Company shall be entitled to deduct from any payments all federal, state and local income, FICA and other required tax withholdings.

        (c) Management Fee. Sterling shall receive $25,000 upon execution of this Agreement and a fee in the amount of $10,000 at the beginning of each month commencing August 1, 2001. In addition to the management fee, Sterling shall receive incentive compensation equal to 15% of year-to-date net profit, payable within 30 days of the end of each quarter. In the event that the Company is unable to fund the payment of the management fee or the incentive compensation, Sterling agrees that the Company will record the liability for and pay Sterling as soon as funds are available to the Company.

        (d) No Employee Benefit. Sterling agrees that Sterling shall have no participation in any employee benefit programs now in effect or hereafter established by the Company, and Sterling shall not be entitled to participate in health, accident, and life insurance programs, vacation benefits, and pension, profit sharing or other employee benefits.

     5. Termination. This Agreement may be terminated for cause by prior notice given by either party.

     6. Independent Contractor. Sterling is an independent contractor and not an employee, partner, joint venturer or other representative of the Company. Sterling is not under the direct or indirect control of the Company. All references in the Agreement to "Sterling" include the Sterling and Sterling's directors, officers, employees and affiliates.

     7.  Miscellaneous.

        (a) Notices. Any notice, request, demand or other communication required to be made or which may be given to either party hereto shall be delivered by certified U.S. mail, postage prepaid, to that party's attention at the address set forth below or at such other address as shall be changed from time to time by giving notice hereunder.

                  Centrex, Inc.
                  8908 South Yale Avenue - Suite 409
                  Tulsa, Oklahoma 74137

                  Sterling International, Inc.
                  7010 Spinnaker Lane
                  Oklahoma City, Oklahoma 73116

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              (b) Entire Agreement. This document constitutes the complete and entire employment agreement between the parties hereto with reference to the subject matters hereof. No statement or agreement, oral or written, made prior to or at the signing hereof, and no prior course of dealing or practice by either party shall vary or modify the written terms hereof.

              (c) Headings. The headings and captions contained in this
                  Agreement are for ease and convenience of reference only and shall not be deemed for any purpose to affect the substantive meaning of the rights and duties of the parties hereto in any way.

              (d) Binding  Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and there respective successors and assigns.

              (e) Counterparts. This Agreement may be executed in multiple counterparts, each of which has the same text and each of which shall be deemed an original for all purposes, but together they constitute one single and the same agreement.

              (f) Amendments. This Agreement may be amended only by a written document signed by the parties and stating that the document is intended to amend this Agreement.

              (g) Applicable  Law.  This  Agreement  shall  be  governed  by and  construed  in accordance with Oklahoma law.

              (h) Resolution of Disputes. The parties agree to resolve all disputes arising under or in connection with this Agreement by final and binding arbitration, which either party may initiate 60 days after the parties have failed to reach a mutually acceptable agreement after negotiating in good faith to do so. The arbitration shall be conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association, held in Tulsa, OK.

              (i) Additional  Documents.  The parties  hereto  shall enter into and execute such additional agreements, understandings, documents or instruments as may be necessary to implement the intent of this Agreement.

              (j) Cumulative Remedies. The remedies of the parties as set forth herein are cumulative and may be exercised individually or together with one or all other remedies, and are not exclusive but instead are in addition to all other rights and remedies available to the parties at law or in equity.

              (k) Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

              (l) Waiver. The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such party's right to thereafter enforce such provision or to enforce any other provision at any time.

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     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed effective this 27th day of July 2001.


Sterling International, Inc.                   Centrex Inc.

        /s/ JOE MCEUEN                                  /s/ GIFFORD MABIE
BY:___________________________________         BY: ____________________________
   Joe McEuen, President                           Gifford Mabie, President



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